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                                                                     Exhibit # 5
                      Horace Mann Life Insurance Company
                              1 Horace Mann Plaza
                       Springfield, Illinois 62715-0001

403(b) Tax-Deferred
Annuity Application


A. Replacement

Is the annuity being applied for on this application replacing life insurance or annuities currently in force?
__Yes, give name of company (ies)                                           __No
If yes, will other company value be transferred to Horace Mann? __Yes __No
If Horace Mann, provide contract #

B. Client information

1. Contract owner's name (Last, first, initial)
2. Sex __M __F                             3. Age               4. Birth date (MM/DD/YY)
5. Marital status: __Married __Single                           6. NEA Member: __Yes __No
7. Occupation/code                                              8. S.S.# or TIN
9. Address                                                      10. Telephone (    )

11. City                                                        12. State            13. ZIP code

C. Employer information

1. Employer name (Last, first, initial)
2. Address                                                      3. Telephone (    )
4. City                                                         5. State             6. ZIP code

D. Plan information

1. Five-year renewal                       2. Flexible premium          3. Fixed only
   10-year renewal                            Single premium               Combination fixed and variable

4. Nonrenewable issue age 55+

E. Billing information:

1. List bill group #                                            2. Month of first payment
3. Maturity date (MM/DD/YY)                                     4. Total first year payment
5. Level/Initial payment                                   No. pays      Subsequent payment
6. List bill: __1/26 __1/24 __1/20 __1/12 __1/10 __1/9 __Other


Home office use only                                            Comments and special requests

IL-A11302

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F. Beneficiary information

1. Primary beneficiary                                  2. Relationship
3. S.S.#                                                4. Birth date (MM/DD/YY)

1. Contingent beneficiary                               2. Relationship
3. S.S.#                                                4. Birth date (MM/DD/YY)

Comments

G. Investment instructions: Combination fixed and variable annuity contracts only

                                        Future      Initial      *Existing
                                       flexible     lump sum      cash
                                       premiums     premiums      value
Fixed Account                              %            %              %
HM Growth Fund                             %            %              %
HM Balanced Fund                           %            %              %
HM Income Fund                             %            %              %
HM Short-Term Fund                         %            %              %
HM Small Cap Fund                          %            %              %
HM Socially Responsible Fund               %            %              %
HM International Equity Fund               %            %              %

                               Total   100%         100%          100%

*Used for internal replacements only


H. Fraud notice

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

I. Acknowledgment and authorization

I agree that the information provided above is full, complete and true to the best of my knowledge. I verify that all information provided for the calculation of the exclusion allowance is accurate and current. I acknowledge receipt of the "Important notice for 403(b) Tax-Deferred Annuity contract owners," and the current prospectuses for the Horace Mann Life Insurance Company Separate Account and the Horace Mann Mutual Funds. For combination fixed and variable annuity contracts only, I understand that all payments and values provided by the contract, when based on investment experience of variable account(s), are variable and not guaranteed as to dollar amount.

Signed at                                   on
                                                         (date)
Contract owner's signature
Employer representative
                                     (if required by employer)
Agent's signature                             Agent #
State code        License #             Registered principal
                         (if applicable)                  (home office use only)


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